                         NovaStar Home Equity Loan Trust
                  NovaStar Home Equity Loan Asset-Backed Notes
                                 Series 1998-2

                         Annual Statement To Bondholder

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                                              DISTRIBUTIONS IN DOLLARS
                          PRIOR                                                               CUMULATIVE           CURRENT
          ORIGINAL      PRINCIPAL                                                   REALIZED   REALIZED  DEFERRED  PRINCIPAL
CLASS    FACE VALUE      BALANCE         INTEREST      PRINCIPAL       TOTAL          LOSSES    LOSSES   INTEREST   BALANCE
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BONDS  315,000,000.00  315,000,000.00  6,033,209.83  14,839,405.52  20,872,615.35         0.00                     300,160,594.48

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TOTALS 315,000,000.00  315,000,000.00  6,033,209.83  14,839,405.52  20,872,615.35                                  300,160,594.48
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Maximum Bond Interest Rate
Available Funds Interest Rate
Bond Interest Rate















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                       FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                             PASS-THROUGH
                       PRIOR                                              CURRENT                   RATES
                     PRINCIPAL                                           PRINCIPAL
CLASS     CUSIP       BALANCE     INTEREST    PRINCIPAL       TOTAL       BALANCE           CURRENT      NEXT
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BONDS




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Seller:                                    NovaStar Financial, Inc.
Servicer:                                NovaStar Mortgage Corporation
Record Date:
Distribution Date:                      September 1998 - December 1998
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                                                                                                        Page 1 of 2

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                         NovaStar Home Equity Loan Trust
                  NovaStar Home Equity Loan Asset-Backed Notes
                                  Series 1998-2

                         Annual Statement To Bondrolder


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From the Period August 1, 1998 (Date of Inception) to December 31, 1998
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AGGREGATE COLLECTIONS FROM THE MORTGAGE LOANS

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Total Collections on Pool
Total Servicer Advances                                                                                         0.00
Total Compensating Interest                                                                                     0.00
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AVAILABLE CAP CARRY-FORWARD AMOUNT                                                                              0.00
AGGREGATE UNPAID AVAIALBE FUNDS CAP CARRY-FORWARD AMOUNT                                                        0.00

AGGREGATE INSURED PAYMENTS PAID BY INSURER                                                                      0.00
AGGREGATE UNREIMBURSED INSURED AMOUNTS PAYABLE TO INSURER                                                       0.00

AGGREGATE BEGINNING PRINCIPAL BALANCE OF MORTGAGE LOANS                                             $ 270,297,429.33
AGGREGATE ENDING PRINCIPAL BALANCE OF MORTGAGE LOANS                                                $ 306,301,066.21

REQUIRED SUBORDINATION AMOUNT                                                                       $  11,970,000.00
CURRENT SUBORDINATION AMOUNT                                                                        $   6,140,471.73
AGGREGATE NET EXCESS CASHFLOW                                                                                   0.00
AGGREGATE UNPAID ACCRUED INTERTEST                                                                              0.00
AGGREGATE REALIZED LOSS ON MORTGAGE LOANS                                                                       0.00

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DELINQUENCY
INFORMATION         DELINQUENT    DELINQUENT     DELINQUENT    LOANS IN      REO
AT 12/31/98         30-59 DAYS    60-89 DAYS     90+ DAYS      FORECLOSURE   PROPERTY
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Principal Balance   $6,956,649.32 $22,007,477.34 $1,186,497.37 $4,784,697.36 $32,490.96
Number of Loans          71            19             13            48           1
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Aggregate             CURRENT   CUMULATIVE
Repurchase            PERIOD      HISTORY
Information
----------------------------------------------

Principal Balance      $0.00    $42,388,504.45
Number of Loans          0           0
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AGGREGATE PREPAYMENT INTEREST SHORTFALLS                                                                       $0.00
AGGREGATE RELIEF ACT SHORTFALLS                                                                                $0.00

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